Exhibit 4.10

Execution Copy

Contingent Warrant

WARRANT AGREEMENT

Dated as of February 28, 2001

By and among

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.,

TRANSPORTATION INVESTMENT PARTNERS L.L.C.,

CARAVELLE INVESTMENT FUND, L.L.C.,

the PARTIES listed on Schedule A hereto

and

FIRST UNION NATIONAL BANK

Warrants to Purchase Common Stock,
Par Value $0.01 Per Share

TABLE OF CONTENTS

		Page
	ARTICLE I
	ISSUANCE, FORM, EXECUTION, TRANSFER, DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES
SECTION 1.01.	Issuance of Warrants	2
SECTION 1.02.	Form of Warrant Certificates	2
SECTION 1.03.	Execution of Warrant Certificates	2
SECTION 1.04.	Authentication and Delivery	3
SECTION 1.05.	Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates	3
SECTION 1.06.	Form of Legend for the Warrant Certificates	4
SECTION 1.07.	Assignment and Transfer Restrictions	4
	ARTICLE II
	DURATION, EXERCISE OF WARRANTS, EXERCISE PRICE AND REPURCHASE OF WARRANTS
SECTION 2.01.	Duration of Warrants	5
SECTION 2.02.	Exercise, Exercise Price, Settlement and Delivery	6
SECTION 2.03.	Cancellation of Warrant Certificates	9
	ARTICLE III
	OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS
SECTION 3.01.	Enforcement of Rights	9
	ARTICLE IV
	CERTAIN COVENANTS OF THE COMPANY
SECTION 4.01.	Payment of Taxes	9
SECTION 4.02.	Rules 144 and 144A	9
SECTION 4.03.	Form of Initial Public Equity Offering	10
	ARTICLE V
	ADJUSTMENTS
SECTION 5.01.	Adjustment of Exercise Rate; Notices	10
SECTION 5.02.	Fractional Shares	15
SECTION 5.03.	Certain Distributions	15

-i-

SCHEDULE.A	–	List of Management Purchasers
SCHEDULE B	–	List of Stock Purchasers
SCHEDULE C	–	List of Asset Purchasers
EXHIBIT A	–	Form of Warrant Certificate

-ii-

INDEX OF DEFINED TERMS

Defined Term	Section
Accredited Investor	1.07
Affiliate	7.01
Agreement	Recitals
Asset Purchasers	Recitals
Assignment Agreement	Recitals
Bridge Note Amended Agreement	Recitals
Bridge Note Purchasers	Recitals
Bridge Note Waiver and Consent	7.01
Capital Stock	7.01
Caravelle	Recitals
Cashless Exercise	2.02(d)
Cashless Exercise Ratio	2.02(d)
CIBC Ireland	Recitals
CIBC Partners	Recitals
Common Stock	Recitals
Company	Recitals
Conversion Contingent Warrants	Recitals
Conversion Option	Recitals
Conversion Purchasers	1.01
Credit Agreement	7.01
Current Market Value	7.01
Distribution	5.03
Distribution Rights	5.03
EBITDA	7.01
Election To Exercise	2.02(c)
Exchange Act	4.02
Exercisability Notice	2.02(b)
Exercise Date	2.02(e)
Exercise Price	2.02(a)
Exercise Rate	2.02(a)
Expiration Date	2.01
Fully Diluted Shares	5.01(b)
Fully Exercised Shares	2.02(a)
Fundamental Transaction	5.01(c)
Incremental Bridge Warrant Agreement	Recitals
Incremental Bridge Warrants	Recitals
Independent Financial Expert	7.01
Initial Public Equity Offering	7.01
IRR	7.01
Leverage Ratio	7.01
Management Purchasers	Recitals
New Equity Contingent Warrants	Recitals

-iii-

Defined Term	Section
New Equity Warrants	Recitals
Person	7.01
Purchase Agreement	Recitals
Purchasers	1.01
Qualified Institutional Buyer	1.07
Related Parties	6.02(e)
Report Date	7.01
Requisite Warrant Holders	7.02
sale	1.07
Sales Transaction	7.01
Securities Act	1.07
Shares	1.01
Stock Purchasers	Recitals
Stockholders Agreement	Recitals
Subject Class	4.03
Surviving Person	5.01(c)
Test Date	2.02(a)
TIP	Recitals
Trimaran	Recitals
Trimaran Capital	Recitals
Trimaran Fund	Recitals
Trimaran Parallel	Recitals
Warrant Agent	Recitals
Warrant Certificates	Recitals
Warrant Exercise Office	2.02(c)
Warrants	Recitals

-iv-

WARRANT AGREEMENT

          WARRANT AGREEMENT, dated as of February 28, 2001 (the “Agreement”), by and among Transportation Technologies Industries, Inc., a Delaware corporation (together with any successor thereto, the “Company”), Transportation Investment Partners L.L.C., a Delaware limited liability company (“TIP”), Caravelle Investment Fund, L.L.C., a Delaware limited liability company (“Caravelle”), the parties listed on Schedule A hereto (the “Management Purchasers”), and First Union National Bank, as warrant agent (the “Warrant Agent”). Certain defined terms used herein are defined in Section 7.01.

          WHEREAS, the Company has entered into a purchase agreement (the “Purchase Agreement”), dated as of February 20, 2001, by and among the Company, Trimaran, Caravelle and the Management Purchasers (each a “Stock Purchaser” and, collectively, the “Stock Purchasers”) pursuant to which the Company has agreed to issue and sell to the Stock Purchasers an aggregate of 465,116 shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company at a price of $21.50 per share, warrants (the “New Equity Warrants”) to purchase 100,000 shares of Common Stock at a price of $21.50 per share, and warrants (the “New Equity Contingent Warrants”) to purchase up to an aggregate of 465,116 shares of Common Stock at a price of $0.01 per share;

          WHEREAS, pursuant to the Purchase Agreement, the Company will also sell to Trimaran, Caravelle and Camillo M. Santomero (each an “Asset Purchaser” and, collectively, the “Asset Purchasers”) 2,500 shares of Common Stock, par value $.01 per share, and 2,500 shares of Series B Non-Voting Preferred Stock, par value $.01 per share, of Rabbit Hill Holdings, Inc. and the Company’s rights to the CAC (as defined in the Purchase Agreement);

          WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Company and the Asset Purchasers have entered into a conversion option, dated as of February 28, 2001 (the “Conversion Option”), pursuant to which the Company has agreed to issue to the Asset Purchasers up to 697,674 shares of Common Stock and warrants (the “Conversion Contingent Warrants” and, collectively with the New Equity Contingent Warrants, the “Warrants”) to purchase up to an aggregate of 697,674 shares of Common Stock, in exchange for the assignment to the Company of a portion of the Rail Car Assets (as defined in the Conversion Option);

          WHEREAS, the Company and certain bridge note purchasers (the “Bridge Note Purchasers”) have entered into an agreement, dated as of February 28, 2001 (the “Bridge Note Amended Agreement”), pursuant to which, among other things, the Company has agreed, under certain circumstances, to issue warrants (the “Incremental Bridge Warrants”) to the Bridge Note Purchasers to purchase up to an aggregate of 200,656 shares of Common Stock at an exercise price equal to $0.01 per share pursuant to a warrant agreement, dated as of February 28, 2001 (the “Incremental Bridge Warrant Agreement”) by and among the Company, the Warrant Agent and the Bridge Note Purchasers;

          WHEREAS, the Purchasers (as defined below) are entitled to the benefits of a Stockholders Agreement, dated as of February 28, 2001, by and among the Company and the shareholders named therein (the “Stockholders Agreement”);

          WHEREAS, the Bridge Note Purchasers are entitled to the benefits of an Amended and Restated Common Stock Registration Rights and Stockholders Agreement, dated as of February 28, 2001, by and among the Company and the shareholders named therein.

          WHEREAS, the Company and the Purchasers desire the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wish to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, cancelled, replaced and exercised. The certificates evidencing the Warrants are collectively herein referred to as the “Warrant Certificates.”

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

ISSUANCE, FORM, EXECUTION, TRANSFER, DELIVERY
AND REGISTRATION OF WARRANT CERTIFICATES

     SECTION 1.01. Issuance of Warrants. (a) Subject to the terms and conditions of this Agreement, (i) the Company hereby issues to the Stock Purchasers, such number of New Equity Contingent Warrants as set opposite the name of such Stock Purchaser on Schedule B and (ii) on each Exercise Date (as defined in the Conversion Option), the Company shall issue to each Holder (as defined in the Conversion Option) exercising the Conversion Option on such date, the number of Conversion Contingent Warrants issuable pursuant to the terms of the Conversion Option, in respect of such exercise. Each exercising holder referred to in the immediately preceding clause (ii) shall become a party to this Agreement (with such Persons being referred to herein as the “Conversion Purchasers”, and the Stock Purchasers and Conversion Purchasers collectively referred to herein as the “Purchasers”) and the Company shall list the name and the number of Warrants so issued to such holder on Schedule C.

     (b) Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall, when exercisable as provided herein and therein, represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to the holder of such Warrant upon exercise thereof) one fully paid and non-assessable share of Common Stock at an exercise price of $0.01 per share. The shares issuable upon exercise of a Warrant are hereinafter referred to as the “Shares” and are subject to adjustment as provided herein and in the Warrant, and, unless the context otherwise requires, such term shall also include any other securities or property purchasable and deliverable upon exercise of a Warrant as provided in Article V, subject to adjustment as provided herein and in the Warrant.

     SECTION 1.02. Form of Warrant Certificates. The Warrant Certificates will initially be issued substantially in the form of Exhibit A hereto.

     SECTION 1.03. Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by the chairman of its Board of Directors, its president or any vice president and attested by its secretary or assistant secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be countersigned and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

          SECTION 1.04. Authentication and Delivery. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual or facsimile signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated.

          Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its Board of Directors, its president, chief financial officer or any vice president and attested to by its secretary or assistant secretary, and shall specify the amount of Warrants to be authenticated, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 1.03 hereof, to authenticate the Warrant Certificates and upon the holder’s request deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

          In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company or the Warrant Agent, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

          The Warrant Agent’s authentication on all Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

     SECTION 1.05. Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement or mutilation of any Warrant Certificate and of an indemnity bond satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Warrant Agent shall execute and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. The Company or the Warrant Agent may require an indemnity bond that is sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which any of them may suffer if a Warrant Certificate is replaced. Upon the issuance of any new Warrant Certificate under this Section in a name other than the prior registered holder of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith (including the fees and expenses of the Warrant Agent). Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.05 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

     The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement, and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

     SECTION 1.06. Form of Legend for the Warrant Certificates. Every Warrant shall bear a legend in substantially the following form:

          THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THE WARRANT AGREEMENT, DATED AS OF FEBRUARY 28, 2001 (THE “WARRANT AGREEMENT”), AMONG TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. (THE “COMPANY”) AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH WARRANT AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

     SECTION 1.07. Assignment and Transfer Restrictions. (a) This Agreement may not be assigned by any Purchaser (or any assignee thereof) and no Warrant may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition is herein referred to as a “sale”), except in compliance with this Section 1.07. Subject to the other provisions of this Section 1.07, a Purchaser (or an assignee thereof) may only transfer Warrants to a Person to whom such Purchaser (or such assignee thereof) could have transferred the Shares issuable upon exercise thereof assuming such Shares were subject to the Stockholders Agreement; provided, however, that for purposes hereof, the requirement in the Stockholders Agreement that a transferee agrees to become a party to the Stockholders Agreement does not apply to such transfer. Such transferee shall become a party to the Stockholders Agreement prior to the exercise of such Warrant. Each Purchaser (and each assignee thereof) may assign any or all of its rights in this Agreement to any Person to whom it would have been permitted to sell Warrants (as provided in Section 1.07(b) or (d)), so long as such assignee assumes in a writing reasonably satisfactory to the Company all obligations of the assignor hereunder.

     (b) A holder of a Warrant may sell any Warrant to a transferee that is an Accredited Investor (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), or a Qualified Institutional Buyer (within the meaning of Rule 144A under the Securities Act); provided, however, that such holder gives prior written notice to the Company of its intention to sell such Warrant and that each of the following conditions is satisfied:

          (i) such holder or transferee represents that it is acquiring the Warrant for its own account and that it is not acquiring such Warrant with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

          (ii) such transferee agrees to be bound by the provisions of this Section 1.07 with respect to any resale of the Warrants.

     (c) A holder may sell its Warrants to a transferee in accordance with Regulation S under the Securities Act; provided, however, that each of the following conditions is satisfied:

          (i) the offer of Warrants is not made to a Person in the United States;

          (ii) either:

          (A) at the time the buy order is originated, the transferee is outside the United States or the holder and any Person acting on its behalf reasonably believe that the transferee is outside the United States, or

          (B) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the holder nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

          (iii) no directed selling efforts are made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

          (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     (d) In the event of a proposed exercise or sale that does not qualify under ether Section 1.07(b) or 1.07(c) above, a holder may sell its Warrants only if:

          (i) such holder gives written notice to the Company of its intention to exercise or effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such holder, which counsel shall be reasonably satisfactory to the Company;

          (ii) counsel for the holder shall render an opinion, to the effect that such proposed sale may be effected without registration under the Securities Act; and

          (iii) such holder or transferee complies with Sections 1.07(b)(i) and 1.07(b)(ii).

ARTICLE II

DURATION, EXERCISE OF WARRANTS,
EXERCISE PRICE AND REPURCHASE OF WARRANTS

     SECTION 2.01. Duration of Warrants. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., Chicago time, on February 28, 2010. The applicable date of expiration of a particular Warrant (whether or not then exercisable) is referred to herein as the “Expiration Date” of such Warrant. Each Warrant may be exercised on any Business Day on or prior to the close of business on the Expiration Date; provided, however, in no event may any Warrant be exercised prior to its date of exercisability (as determined pursuant to Section 2.02(a)).

          Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

     SECTION 2.02. Exercise, Exercise Price, Settlement and Delivery. (a) Subject to the provisions of this Agreement, a holder of a Warrant shall have the right to purchase from the Company on or prior to the close of business on the Expiration Date the number of fully paid, registered and non-assessable shares of Common Stock specified in Section 1.01, subject to adjustment in accordance with Article V hereof, at the purchase price of $0.01 for each share purchased (the “Exercise Price”) but only to the extent such Warrant is then exercisable on the date of such exercise. The number of Shares for which a particular Warrant may be exercised (the “Exercise Rate”) shall be subject to adjustment from time to time as set forth in Article V hereof. The Warrants shall become exercisable as follows:

          (i) If on any of the following dates (a “Test Date”), the Company’s Leverage Ratio is greater than the ratio set opposite such date, then from and after the Report Date in respect of any such date, each Warrant shall become exercisable for an additional 20% of the shares of Common Stock otherwise issuable (regardless of the extent to which such Warrant is then exercisable or has previously been exercised) upon full exercise thereof (the “Fully Exercised Shares”):

Test Date	Leverage Ratio
June 30, 2002	5.75
September 30, 2002	5.50
December 31, 2002	5.25
March 31, 2003	5.00
June 30, 2003	4.75

; provided that the additional percentage of Fully Exercised Shares in respect of which such Warrant shall become exercisable pursuant to this Section 2.02(a)(i) shall be reduced by the additional percentage of Fully Exercised Shares in respect of which such Warrant has become exercisable (prior to the date on which such Warrant became exercisable for such additional percentage pursuant to this Section 2.02(a)(i)) pursuant to Section 2.02(a)(ii); provided further that if there has been no Report Date in respect of any Test Date within 60 days (90 days in the case of December 31, 2002) after such date, then, subject to the immediately preceding proviso, such Warrants shall become exercisable as of such sixtieth (or ninetieth, as the case may be) day, for an additional 20% of the Fully Exercised Shares (as if the Company’s Lever age Ratio was in fact greater then the ratio set opposite such date). Concurrently with the Company’s delivery to the Agent and each of the Lenders (each as defined in the Credit Agreement) of a certificate of a Responsible Officer (as defined in the Credit Agreement) pursuant to Section 5.2(b) of the Credit Agreement in respect of any computation described in Section 5.2(b) of the Credit Agreement as of a Test Date, the Company shall deliver to each Purchaser: (x) a copy of such certificate (which copy shall be addressed to each Purchaser), (y) an additional certificate addressed to each Purchaser including in reasonable detail the calculation of the Company’s Leverage Ratio as of such Test Date and (z) the financial statements referred to in Section 5.1 (a) and (b) of the Credit Agreement in respect of such date (including, in the case of financial statements described in Sections 5.1(a), the certificate of the Company’s independent certified public accountants described in Section 5.2(a) of the Credit Agreement).

          (ii) If a Sales Transaction occurs before June 30, 2003, then each Warrant shall become exercisable for an additional percentage of the Fully Exercised Shares in respect thereof such that the product of (i) the per share cash consideration paid to the holders of Common Stock in such transaction and (ii) the number of shares of Common Stock in respect of which each Warrant is then exercisable (including pursuant to Section 2.02(a)(ii) and disregarding any prior exercise of such Warrant for these purposes) plus one share (subject to adjustment in the event of any subdivision, combination or recapitalization in respect of the Common Stock) shall result in an IRR of 20%..

          The sum of the percentage of the Fully Exercised Shares in respect of which each Warrant shall become exercisable pursuant to Sections 2.02(a)(i) and (ii) shall not exceed 100%.

          A Conversion Contingent Warrant shall, as of the date of its issuance pursuant to Section 1.01(a)(ii), be initially exercisable to the extent the same would have become exercisable had it been outstanding on any date specified in this Section 2.02(a) in respect of which Warrants become exercisable.

     (b) Whenever any portion of a Warrant becomes exercisable, as provided in Section 2.02(a) (and no later than 10 Business Days before the consummation of a Sales Transaction, Fundamental Transaction or distribution in respect of the Common Stock), the Company shall promptly mail to the Purchasers at the Purchasers’ addresses appearing on Schedule B or C, as applicable, and in the manner provided in Section 7.05, a notice (an “Exercisability Notice”) of such exercisability (a notice of possible exercisability, in the case of a notice given prior to the date of consummation of a Sales Transaction, Fundamental Transaction or distribution in respect of the Common Stock). In the case of an Exercisability Notice, the Company shall file with the Warrant Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts causing such exercisability and the manner of computing it. The certificate shall be conclusive evidence that determinations in respect of such Exercisability Notice are correct. The Warrant Agent shall be under no duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

          Portions of a Warrant that may become exercisable pursuant to Section 2.02(a) may be provisionally exercised for purposes of participation in any Sales Transaction, Fundamental Transaction or distribution in respect of the Common Stock; provided that the extent of such participation shall be adjusted to reflect the extent to which such Warrant actually became so exercisable and such exercise may be rescinded by the holder of such Warrant if such transaction does not occur. The Company shall, as a condition to consummating any such transaction or making any such distribution, insure that the holder of a Warrant has the right to participate therein as aforesaid.

          Any determination that the Company or the Board of Directors must make pursuant to Section 2.02(a) or (b) is conclusive. The Warrant Agent has no duty to determine when a portion of a Warrant becomes exercisable pursuant to Section 2.02(a) or to what extent they become so exercisable. The Warrant Agent shall not be responsible for the Company’s failure to comply with Section 2.02(a) or (b).

     (c) Warrants may be exercised on or after the date they are exercisable hereunder by (i) surrendering at the office of the Warrant Agent at the address set forth in Section 7.04 (the “Warrant Exercise Office”) the Warrant Certificate evidencing such Warrants with the form of election to exercise set forth on the reverse side of the Warrant Certificate (the “Election to Exercise”) duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution, and (ii) paying in full the Exercise Price for each such Warrant exercised. The exercisable portion (as determined pursuant to Section 2.02(a)) may be exercised only in whole. No exercise of Warrants may be effected which does not call for the issuance of a number of shares of Common Stock in direct proportion (subject only to rounding with respect to fractional shares) to the aggregate number of shares of Common Stock then issuable upon exercise of the Warrants evidenced by the relevant Warrant Certificate.

     (d) Simultaneously with the exercise of each Warrant, payment in full of the aggregate Exercise Price may be made, at the option of the holder, (i) by wire transfer or by certified check, (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more Warrant Certificates), and without payment of the Exercise Price in cash, which are exercisable for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment in cash of the aggregate Exercise Price as of the date of exercise and (2) the applicable Cashless Exercise Ratio or (iii) with any combination of (i) and (ii); provided that only the exercisable portion (as determined pursuant to Section 2.02(a)) of a Warrant may be surrendered in the case of a Cashless Exercise. For purposes of this Agreement, the “Cashless Exercise Ratio” shall equal a fraction, the numerator of which is the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value (as defined in Section 7.01) per share of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a “Cashless Exercise”. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder’s option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the product of (A) one minus the Cashless Exercise Ratio, (B) the number of Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise and (C) the number of Shares for which such Warrants are then exercisable (without giving effect to the Cashless Exercise option). All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. No payment or adjustment shall be made on account of any dividends on the Shares issued upon exercise of a Warrant. The Warrant Agent shall have no obligation under this Section to calculate the Cashless Exercise Ratio. The Company shall calculate the Exercise Price and the Cashless Exercise Ratio whenever such calculation is necessary and shall deliver an officers’ certificate to the Warrant Agent specifying such numbers.

     (e) Upon such surrender of a Warrant Certificate and payment and collection of the Exercise Price at the Warrant Exercise Office, such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The “Exercise Date” for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (c) and (d) of this Section 2.02 are received by the Warrant Agent at or prior to 11:00 a.m., Chicago time, on a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (c) and (d) are received after 11:00 a.m., Chicago time, on a Business Day, the exercise of the Warrants to which such items relate will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (c) and (d) are received by the Warrant Agent at or prior to 5:00 p.m., Chicago time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     (f) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price (or election of the Cashless Exercise option), the Warrant Agent shall: (i) except to the extent exercise of the Warrant has been effected through Cashless Exercise, cause an amount equal to the aggregate Exercise Price to be paid to the Company by crediting the same to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company’s account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

     (g) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or

Warrants, a certificate or certificates evidencing the Shares to which such holder is entitled, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Shares shall be deemed to have been issued and any Persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares as of the close of business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

     SECTION 2.03. Cancellation of Warrant Certificates. In the event the Company shall purchase or otherwise acquire Warrants, the Warrant Certificates evidencing such Warrants shall thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Company’s written instruction be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise in accordance with its customary procedures.

ARTICLE III

OTHER PROVISIONS RELATING TO
RIGHTS OF HOLDERS OF WARRANTS

     SECTION 3.01. Enforcement of Rights. (a) Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

     (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of a holder of Shares, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except as expressly provided herein (including Section 5.03 hereof).

ARTICLE IV

CERTAIN COVENANTS OF THE COMPANY

     SECTION 4.01. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of the Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the Person or Persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

     SECTION 4.02. Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any holder or beneficial owner of Warrants, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act.

     SECTION 4.03. Form of Initial Public Equity Offering. The Company agrees that it will not make an Initial Public Equity Offering of any class of its Capital Stock (other than the class to which the Shares belong) without amending the terms of the Company’s certificate of incorporation to provide that the Common Stock is convertible into the class of Capital Stock subject to the Initial Public Equity Offering (the “Subject Class”) on a share-for share basis and that the rights, conditions and privileges of the Subject Class shall not be adverse to the holders of the Common Stock.

ARTICLE V

ADJUSTMENTS

     SECTION 5.01. Adjustment of Exercise Rate; Notices. The Exercise Rate and the Exercise Price are subject to adjustment from time to time as provided in this Section.

          (a) Adjustment for Change in Capital Stock. If, after the date of this Agreement (regardless, in the case of the Conversion Contingent Warrants, whether the same are issued pursuant to Section 1.01(a)(ii)), the Company:

               (i) subdivides any of its outstanding shares of Common Stock into a greater number of shares;

               (ii) combines any of its outstanding shares of Common Stock into a smaller number of shares;

               (iii) pays a dividend or makes a distribution on any of its Common Stock in shares of any of its Capital Stock (other than Common Stock or rights, warrants or options for its Common Stock to the extent such issuance or distribution is covered by Section 5.03); or

               (iv) issues by reclassification of any of its Common Stock any shares of any of its Capital Stock;

then the Exercise Rate and Exercise Price in effect immediately prior to such action for each Warrant then outstanding shall be proportionately adjusted so that the holder of a Warrant thereafter exercised may receive the number of shares of Capital Stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action or immediately prior to the record date applicable thereto (regardless of the extent to which such Warrant was then exercisable). With respect to the subdivisions, combinations or dividends and distributions described in Section 5.01(a)(i), (ii) or (iii), the adjustment described in the immediately preceding sentence shall be effected as follows: the Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock outstanding referred to in the foregoing clause (a)(iii) after giving effect to such action, if any (regardless of whether the Warrants then outstanding are then exercisable and without giving effect to the Cashless Exercise option), and the Exercise Rate in effect immediately prior to such action shall be adjusted to a rate determined by multiplying the Exercise Rate in effect immediately prior to such action by the reciprocal of such fraction. If there are no outstanding shares of Capital Stock that are of the same class as the Shares at the time of any such action and such action has therefore been taken only in respect of the Shares, the adjustment shall relate to the Shares in their same form if it would not frustrate the intent and purposes of this Section 5.01.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate and Exercise Price shall again be adjusted to be the Exercise Rate and Exercise Price which would then be in effect if such record date or effective date had not been so fixed.

          If after an adjustment a holder of a Warrant upon exercise of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Rate and Exercise Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article V with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article V.

          Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) If, after the date hereof (regardless, in the case of the Conversion Contingent Warrants, whether the same are issued pursuant to Section 1.01(a)(ii)), the Company grants or sells to any Affiliate of the Company (or generally to stockholders of the Company or their Affiliates) any Common Stock or any securities convertible into or exchangeable or exercisable for any Common Stock at a price below the then Current Market Value (other than (1) pursuant to the exercise of the Warrants, (2) pursuant to the exercise of the New Equity Warrants, (3) pursuant to the exercise of the Incremental Bridge Warrants, (4) pursuant to any security convertible into, or exchangeable or exercisable for, shares of Common Stock outstanding as of the date of this Agreement, (5) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable security as to which upon the issuance thereof an adjustment pursuant to this Article V has been made and (6) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable securities of the Company outstanding on the date of this Agreement (to the extent in accordance with the terms of such securities as in effect on the date of this Agreement)), the Exercise Rate for each Warrant then outstanding (regardless of the extent to which such Warrant was then exercisable) shall be adjusted in accordance with the formula:

and the Exercise Price shall be adjusted in accordance with the following formula:

where:

E’	=	the adjusted Exercise Rate.

E	=	the Exercise Rate immediately prior to the date of determination for any such issuance, sale or distribution.

EP’	=	the adjusted Exercise Price.

EP	=	the Exercise Price immediately prior to the date of determination for any such issuance, sale or distribution.

O	=	the number of Fully Diluted Shares (as defined below) outstanding immediately prior to the date of determination for any such issuance, sale or distribution.

N	=	the number of additional shares of Common Stock issued or sold, or issuable or saleable, upon exercise of such rights, options or warrants.

P	=	the per share price received and receivable by the Company in the case of any issuance or sale of Common Stock or rights, options or warrants inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants.

M	=	the Current Market Value per share of Common Stock on the date of determination for any such issuance, sale or distribution.

          For purposes of this Section 5.01 the term “Fully Diluted Shares” shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) the shares of Common Stock into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible and which (x) have exercise or conversion prices that are not in excess of Current Market Value on the date of determination and (y) are exercisable at such date of determination (for these purposes (A) the Warrants and Incremental Bridge Warrants shall not be deemed outstanding (or otherwise included within this clause (ii)) until they are exercisable pursuant to this Agreement or the Incremental Bridge Warrant Agreement, as the case may be, and (B) the Shares issuable upon exercise of then exercisable Conversion Contingent Warrants shall not be deemed outstanding unless the Common Stock issuable upon exercise of the Conversion Option is deemed to be outstanding pursuant to this clause (ii)).

          The adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the relevant date of determination. In the event that such rights or warrants are not so issued, the Exercise Rate and Exercise Price for each Warrant then outstanding shall again be adjusted to be the Exercise Rate and Exercise Price which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been so fixed. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Rate and Exercise Price for each Warrant then outstanding shall be readjusted to the Exercise Rate and Exercise Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

          No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E’ that is lower than the value of E.

          No adjustment in the Exercise Rate and Exercise Price shall be made under this paragraph (b) upon the conversion, exchange or exercise of options to acquire shares of Common Stock by officers, directors, employees or consultants of the Company; provided that the exercise price of such options, at the time of issuance thereof, is at least equal to the then Current Market Value of the Common Stock underlying such options.

          (c) Reorganization of Company; Special Distributions. (i) If the Company, in a single transaction or through a series of related transactions, merges, consolidates or amalgamates with or into any other Person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person or group of Affiliated Persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a “Fundamental Transaction”), as a condition to consummating any such transaction, the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to whom such transfer has been made (the “Surviving Person”) shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide that the holder of a Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant immediately before the effective date of the transaction (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (x) was not a constituent Person or an Affiliate of a constituent Person to such transaction, (y). made no election with respect thereto, and (z) was treated alike with the plurality of non-electing holders.

               (ii) Notwithstanding the foregoing, if the Company enters into a Fundamental Transaction with another Person (other than a subsidiary of the Company) and consideration is payable to holders of shares of Capital Stock (or other securities or property) issuable or deliverable upon exercise of the Warrants which consists solely of cash, then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of such shares (or other securities or property issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Exercise Price therefor; provided that such distribution shall, in the case of portions of Warrants that are not then exercisable, be paid on the date such portions become exercisable to the holder of such Warrant on such date. Upon receipt of such payment, if any, the rights of a holder of such a Warrant shall terminate and cease and such holder’s Warrants shall expire.

     (iii) If this paragraph (c) applies, it shall supersede the application of paragraph (a) of this Section 5.01.

     (d) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Company shall promptly mail to the Purchasers at the Purchasers’ addresses appearing on Schedule B or C, as applicable, a notice of the adjustment in accordance with Section 7.05. The Company shall file with the Warrant Agent such notice and a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. The Warrant Agent shall be under no duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

     (e) Company Determination Final. Any determination that the Company or the Board of Directors of the Company must make pursuant to this Section 5.01 is conclusive.

     (f) Warrant Agent’s Adjustment Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Section 5.01 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether a supplemental warrant agreement under paragraph (c) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company’s failure to comply with this Section 5.01.

     (g) Adjustment for Tax Purposes. The Company may make such increases in the Exercise Rate, in addition to those otherwise required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (h) Underlying Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of Shares then deliverable upon the exercise of all Warrants then outstanding and payment of the exercise price, and the shares so deliverable shall be fully paid and nonassessable and free from all liens and security interests.

     (i) Specificity of Adjustment. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

     (j) Voluntary Adjustment. The Company from time to time may increase the Exercise Rate or reduce the Exercise Price by any number and for any period of time (provided that such period is not less than 20 Business Days). Whenever the Exercise Rate is so increased or the Exercise Price so reduced, the Company shall mail to Purchasers at their addresses appearing on Schedule B or C, as applicable, and file with the Warrant Agent a notice of the increase. The Company shall give the notice at least 15 days before the date the increased. Exercise Rate or decreased Exercise Price takes effect. The notice shall state the increased Exercise Rate or decreased Exercise Price and the period it will be in effect. A voluntary increase in the Exercise Rate or decrease in the Exercise Price does not change or adjust the Exercise Rate or Exercise Price otherwise in effect as determined by this Section 5.01.

     (k) Multiple Adjustments. After an adjustment to the Exercise Rate or Exercise Price for outstanding Warrants under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Exercise Rate or Exercise Price for outstanding Warrants as so adjusted.

     (l) Minimum Exercise Price. Notwithstanding anything to the contrary contained in this Agreement, if the Exercise Price, as adjusted pursuant to this Agreement shall be less than the par value of the related Share, then the Company shall use its best efforts to cause an amendment to its Certificate of Incorporation to reduce the par value of the Common Stock.

     (m) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate or Exercise Price need be made unless the adjustment would require an increase of at least 1% in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustments. All calculations under this Section 5.01 shall be made to the nearest 1/100th of a share, as the case may be.

     SECTION 5.02. Fractional Shares. The Company will not be required to issue fractional Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Shares. In the event a holder is required by Section 2.02(d) to make a Cashless Exercise, and the Company determines not to issue fractional Shares, the number of Shares issuable shall be rounded up to the nearest whole number. In addition, in no event shall any holder of Warrants be required to make any payment of a fractional cent. In lieu of fractional Shares, the Company may pay to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value per Share on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise. Such payments will be made by check or by transfer to an account maintained by such registered holder with a bank in New York City. If any holder surrenders for exercise more than one Warrant Certificate, the number of Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

     SECTION 5.03. Certain Distributions. If at any time the Company grants, issues or sells options, convertible securities, or rights to purchase Capital Stock, warrants or other securities pro rata to the record holders of any Common Stock (the “Distribution Rights”) or, without duplication, makes any dividend or otherwise makes any distribution, including, subject to applicable law, pursuant to any plan of liquidation (“Distribution”), on Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then the Company shall grant, issue, sell or make to each registered holder of Warrants then outstanding, the aggregate Distribution Rights or Distribution, as the case may be, which such holder would have acquired if such holder had held the maximum number of Shares acquirable upon complete exercise of such holder’s Warrants (to the extent then exercisable) immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be.

ARTICLE VI

CONCERNING THE WARRANT AGENT

     SECTION 6.01. Warrant Agent. The Company hereby appoints First Union National Bank as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein and in the Warrant Certificates set forth; and First Union National Bank hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained herein and the Warrant Certificates are subject to and governed by the terms and provisions hereof. The Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

     SECTION 6.02. Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

          (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, Affiliates, agents and employees for, and to hold them and their directors, officers, Affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

          (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

          (c) The Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

          (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) The Warrant Agent, and its officers, directors, Affiliates and employees (“Related Parties”), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

          (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

          (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent’s authentication thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

          (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Agreement, it may require:

          (1) an officers’ certificate stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

          (2) if reasonably necessary in the sole judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with provided that such matter is one customarily opined on by counsel.

          Each officers’ certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     (j) The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.03 hereof, to make any demand upon the Company.

     (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chairman of the Board of Directors, its president, its treasurer, its controller or any vice president or its secretary or any assistant secretary.

     (l) The Warrant Agent shall have no responsibility in respect of the exercise of Warrants pursuant to Section 1.01(a)(ii), any determination of exercisability pursuant to Section 2.02(a) or any adjustment pursuant to Article V hereof.

     (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

     (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary or assistant secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent’s duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

     (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the secretary or assistant secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

     SECTION 6.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

     (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 30 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall be come effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Purchasers in the manner provided for in Section 7.05 hereof.

     (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

     (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $250 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

     (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

     (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.

ARTICLE VII

MISCELLANEOUS

     SECTION 7.01. Definitions. Capitalized terms set forth below shall have the following meanings. Certain other capitalized terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

          “Affiliate” means with respect to any specified Person any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Each of TIP, Trimaran and each investor in the Trimaran program shall be deemed to be an “Affiliate” of the other. Except for the purposes of Section 5.01(b) (in which case each of the same shall be deemed to be Affiliates of the Company), none of the Purchasers (or any of their Affiliates) shall be deemed to be Affiliates of the Company.

          “Bridge Note Waiver and Consent” means the Limited and Conditional Waiver and Consent and Agreement, dated as of February 28, 2001, by and among the Company and the Bridge Note Purchasers, as the same exists on the date hereof.

          “Business Day” shall mean any day on which (i) banks in New York City or Chicago, Illinois, (ii) the principal U.S. Securities exchange or market, if any, on which the Common Stock or a Subject Class (as defined in Section 4.03) is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

          “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

          “Credit Agreement” means the Credit Agreement among the Company, certain of its subsidiaries, the Lenders parties thereto and First Union National Bank, as Administrative Agent, Canadian Imperial Bank of Commerce, as Syndication Agent, and Bank One, Michigan, as Documentation Agent, and First Union Securities, Inc. and CIBC World Markets Corp., as Co-Lead Arrangers, dated as of March 9, 2000, as amended on February 28, 2001, in the form that the same exists, as so amended, on February 28, 2001.

          “Current Market Value” per share of Common Stock of the Company or any other security at any date means (i) if the security is not registered under the Exchange Act, the fair market value of the security, determined by a unanimous vote of the Board of Directors of the Company, or in the absence of such unanimous vote, an Independent Financial Expert, or (ii) (a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the security for the 20 consecutive days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days immediately preceding such date, then the offering price of the security in the transaction causing registration under the Exchange Act, in the case of each of (ii)(a) and (ii)(b), as certified to the Warrant Agent by the president, any vice president or the chief financial officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any United States national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any United States national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined by a unanimous vote of the Board of Directors of the Company, or in the absence of such unanimous vote, an Independent Financial Expert.

          “Deferred Amounts Bridge Notes” shall have the meaning ascribed thereto in the Bridge Note Waiver and Consent.

          “Independent Financial Expert” means a United States investment banking firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest for its proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged. Notwithstanding the definition of the term “Affiliate” in this Section 7.01, for purposes of this definition, the Purchasers (and any of their Affiliates) shall be deemed to be Affiliates of the Company.

          “Initial Public Equity Offering” means a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-4 or Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Capital Stock of the Company or securities exercisable therefor under any benefit plan, employee compensation plan or employee or director stock purchase plan) of the Common Stock pursuant to an effective registration statement under the Securities Act.

          “IRR” means, in respect of a Sales Transaction and any Warrant, the rate at which the discounted present value of $21.50 shall be equal to the discounted present value of the product in Section 2.02(a)(ii) based on the actual date on which cash consideration is received by holders of Common Stock as a result of such Sales Transaction and discounted back to the date hereof, on the basis of annual compounding.

          “Leverage Ratio” shall have the meaning ascribed to such term (and shall be calculated as provided for) in the Credit Agreement; provided, however, that, for purposes of the calculations required by this Agreement, any Deferred Amounts Bridge Notes which are outstanding as of the Test Date shall be included in the calculation of Leverage Ratio.

          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

          “Report Date” means the date on which the certificate and financial statements required by Sections 2.02(a)(i)(x) and (z) are delivered to the Agent and Lender (each as defined in the Credit Agreement) and the certificate and financial statements required by Sections 2.02(a)(i)(x), (y) and (z) are delivered to the Purchasers.

          “Sales Transaction” means the sale (however effected, whether by merger, consolidation or otherwise) in one or a series of related transactions of all (or substantially all) the Common Stock or all or substantially of the assets of the Company and its subsidiaries.

     SECTION 7.02. Amendment. This Agreement and the terms of the Warrants may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate or Purchaser, for the pur pose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company’s obligations hereunder and thereunder by a successor corporation under the circumstances described in Section 5.01(c) or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates.

          The Company and the Warrant Agent may amend, modify or supplement this Agreement and the terms of the Warrants, and waivers to departures from the terms hereof and thereof may be given, with the consent of the Requisite Warrant Holders (as defined below). “Requisite Warrant Holders” means (i) the holders of a majority in number of the outstanding Warrants so affected and (ii) if such amendment affects the rights of holders of the Conversion Option (in respect of the Conversion Contingent Warrants exercisable thereto upon exercise thereof) in a manner that is materially different than its effects on holders of outstanding Warrants, the holders described in clause (i) of this definition and the Persons holding a portion (or portions) of the Conversion Option exercisable for a majority of the Common Stock then issuable upon exercise of such option; provided, however, that Warrants or portions of the Conversion Option, as the case may be, held by the Company or any of its Affiliates shall be disregarded. Notwithstanding any other provision of this Agreement, the Warrant Agent’s consent must be obtained regarding any supplement or amendment which alters the Warrant Agent’s rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Warrant Agent in accordance with Section 6.03 hereof).

          Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

     SECTION 7.03. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 7.04. Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

To the Company:

Transportation Technologies Industries, Inc. 980 North Michigan Avenue Suite 1000 Chicago, IL 60611

Attention: General Counsel

Facsimile: (312) 280-4820 Telephone: (312) 280-8844

To the Warrant Agent:

First Union National Bank 1525 West W.T. Harris Blvd. 3C3 Charlotte, NC 28262

Attention: Corporate Trust Group

Facsimile: (704) 590-7598 Telephone: (312) 590-4520

or at any other address of which either of the foregoing shall have notified the other in writing.

     SECTION 7.05. Notices to Purchasers. Notices to Purchasers shall be mailed to such Purchasers at the addresses of such Purchasers as they appear on Schedule B or C, as applicable. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid.

     SECTION 7.06. APPLICABLE LAW; SUBMISSION TO JURISDICTION. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER AND OF THE RESPECTIVE TERMS AND PROVISIONS THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     SECTION 7.07. Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person, other than the Company, the Warrant Agent and the holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the holders of the Warrant Certificates.

     SECTION 7.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 7.10. Inspection of Agreement. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent and the office of the

Company, for inspection by the holder of any Warrant Certificate. The Warrant Agent or the Company, as applicable, may require such holder to submit his Warrant Certificate for inspection by it.

     SECTION 7.11. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

     SECTION 7.12. Obtaining of Governmental Approvals. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws, and the rules and regulations of all stock exchanges on which the Warrants are listed which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants.

[Signature Pages Follow]

     IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the panics hereto as of the day and year first above written.

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
By:	/s/ Donald C. Mueller
	Name:	Donald C. Mueller
Title:

TRANSPORTATION INVESTMENT PARTNERS L.L.C.
By: /s/ Illegible
Name:
Title:

CARAVELLE INVESTMENT FUND, L.L.C.
By:	Caravelle Advisors, L.L.C., its Investment Manager and Attorney-in-Fact

By:	/s/ Illegible
Name:
Title:

C-+H ENTERPRISES GROUP. INC.
By:	/s/ Illegible
Name:
Title:

/s/ Thomas M. Begel
Thomas M. Begel

/s/ Camillo M. Santomero III
Camillo M. Santomero III

/s/ Andrew M. Weller
Andrew M. Weller

/s/ James D. Cirar
James D. Cirar

/s/ Kenneth M. Tallering
Kenneth M. Tallering

/s/ Timothy M. Masek
Timothy M. Masek

/s/ John Wilkinson
John Wilkinson

/s/ Robert C. Jackson
Robert C. Jackson

/s/ Donald C. Mueller
Donald C. Mueller

/s/ Lee Swafford
Lee Swafford

/s/ Kelly Bodway
Kelly Bodway

/s/ David W. Riesmeyer
David W. Riesmeyer

/s/ Brent Williams
Brent Williams

/s/ Jeffrey Elmer
Jeffrey Elmer

/s/ Adam Gottlieb
Adam Gottlieb

FIRST UNION NATIONAL BANK, as Warrant Agent
By:	/s/ Kenneth E. Staab
Name:	Kenneth E. Staab
Title:	Vice President

SCHEDULE A

LIST OF MANAGEMENT PURCHASERS

Thomas M. Begel
Camillo M. Santomero III
C+H Enterprises Group, Inc.
Andrew M. Weller
James D. Cirar
Kenneth M. Tallering
Timothy M. Masek
John Wilkinson
Robert C. Jackson
Donald C. Mueller
Lee Swafford
Kelly Bodway
David W. Riesmeyer
Brent Williams
Jeffrey Elmer
Adam Gottlieb

SCHEDULE B

INFORMATION RELATING TO STOCK PURCHASERS

Number of
Warrants to be
Name and Address of Purchaser	Purchased
TRANSPORTATION INVESTMENT PARTNERS L.L.C.	338,872
c/o Trimaran Fund II, L.L.C.
425 Lexington Avenue, 3rd Floor
New York, New York 10017
Telecopy: (212) 885-4962
Attn: Steven A. Flyer

CARAVELLE INVESTMENT FUND, L.L.C.	56,476
425 Lexington Avenue
New York, New York 10017
Telecopy: (212) 885-4546
Attn: Jason Block

THOMAS M. BEGEL	23,255
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

CAMILLO M. SANTOMERO III	13,138
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

C+H ENTERPRISES GROUP, INC.	10,582
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

Number of
Warrants to be
Name and Address of Purchaser	Purchased
ANDREW M. WELLER	4,537
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

JAMES D. CIRAR	5,579
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

KENNETH M. TALLERING	2,558
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

TIMOTHY M. MASEK	2,047
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

JOHN WILKINSON	2,325
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

ROBERT C. JACKSON	1,511
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, Illinois 6061
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

Number of
Warrants to be
Name and Address of Purchaser	Purchased
DONALD C. MUELLER	1,396
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

LEE SWAFFORD	770
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

KELLY BODWAY	563
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

DAVID W. RIESMEYER	466
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

BRENT WILLIAMS	413
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

JEFFREY ELMER	456
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

Number of
Warrants to be
Name and Address of Purchaser	Purchased
ADAM GOTTLIEB	172
c/o Transportation Technologies Industries, Inc.
980 North Michigan Avenue
Suite 1000
Chicago, Illinois 60611
Telecopy: (312) 280-4820
Attn: Kenneth M. Tallering

TOTAL	465,116

SCHEDULE C

INFORMATION RELATING TO ASSET PURCHASERS

To Be Completed As Conversion Option Is Exercised

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

[FACE]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

No. [  ] [            ] Warrants

WARRANT CERTIFICATE

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

          This Warrant Certificate certifies that [            ], or registered assigns, is the registered holder of [            ] Warrants (the “Warrants”) to purchase shares of Common Stock, par value $0.01 per share (the “Common Stock”), of TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC., a Delaware corporation (the “Company”, which term includes its successors and assigns). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m., Chicago time, until 5:00 p.m., Chicago time, on February 28, 2010 (the “Expiration Date”), one fully paid, registered and non-assessable share of Common Stock, subject to adjustment as provided in Article V of the Warrant Agreement, at the exercise price of $0.01 for each share purchased (the “Exercise Price”), (the shares of Common Stock purchasable upon exercise of Warrants being herein referred to as the “Shares” and, unless the context otherwise requires, such term shall also mean the other securities or property purchasable and deliverable upon exercise of a Warrant as provided in the Warrant Agreement), upon surrender of this Warrant Certificate and payment of the Exercise Price (i) by wire transfer or certified check, (ii) pursuant to the next sentence or (iii) in any combination of (i) and (ii), at the office or agency maintained for that purpose by the Company (the “Warrant Exercise Office”), subject to the conditions set forth herein and in the Warrant Agreement. A Warrant may also be exercised solely by the surrender of the Warrant, and without the payment of the Exercise Price in cash, for such number of Shares equal to the product of (1) the number of Shares for which such Warrant is exercisable with payment of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio. For purposes of this Warrant, the “Cashless Exercise Ratio” shall equal a fraction, the numerator of which is the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences is herein called a “Cashless Exercise.” Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder’s option to elect a Cashless Exercise, the number of Shares deliverable upon a Cashless Exercise shall be equal to the Cashless Exercise Ratio multiplied by the product of (A) one minus the Cashless Exercise Ratio, (B) the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise and (C) the number of Shares for which such Warrant is then exercisable (without giving effect to the Cashless Exercise option). All provisions of the Warrant Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Warrant Agreement.

     “Current Market Value” per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, the fair market value of the security, determined by a unanimous vote of the Board of Directors of the Company, or in the absence of such unanimous vote, an Independent Financial Expert or (ii) (a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days immediately preceding such date, then the offering price of the security in the transaction causing registration under the Exchange Act in the case of each of (ii)(a) and (ii)(b), as certified to the Warrant Agent by the president, any vice president or the chief financial officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any United States national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any United States national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined by a unanimous vote of the Board of Directors of the Company, or in the absence of such unanimous vote, an Independent Financial Expert.

          “Independent Financial Expert” means a United States investment banking firm of national or regional standing, (i) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged. Notwithstanding the definition of the term “Affiliate” in this Section 7.01 of the Warrant Agreement, for purposes of this definition, the Purchasers (and any of their Affiliates) shall be deemed to be Affiliates of the Company.

          No exercise of the Warrants may be effected which does not call for the issuance of a number of shares of Common Stock in direct proportion (subject only to rounding with respect to fractional shares) to the aggregate number of shares of Common Stock then issuable upon exercise of the Warrants evidenced hereby.

          The Company has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The number of Shares issuable upon exercise of the Warrants (“Exercise Rate”) is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          Any Warrants not exercised on or prior to 5:00 p.m., Chicago time, on February 28, 2010 shall thereafter be void.

          If the Company merges, amalgamates or consolidates with or into, or sells all or substantially all of its property and assets to, another Person solely for cash, the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event (less the Exercise Price), provided that such distribution shall, in the case of Warrants that have are not then exercisable pursuant to Section 2.02(a) of the Warrant Agreement, be paid to the Person to whom such Warrant would otherwise have issuable, for the exercise price therefor, on the date of such exercisee.

          Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, as such term is used in the Warrant Agreement.

          THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          WITNESS the seal of the Company and signatures of its duly authorized officers.

Dated:

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
By:
Name:
Title:

Attest:

By:

Name:
Title:

Certificate of Authentication:

This is one of the Warrants
referred to in the within mentioned
Warrant Agreement:

FIRST UNION NATIONAL BANK, as Warrant Agent

By:

Authorized Signatory

[FORM OF WARRANT CERTIFICATE]

[REVERSE]

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., Chicago time, on February 28, 2010 (the “Expiration Date”), each of which represents the right to purchase at any time on or prior to the Expiration Date one share of Common Stock, subject to adjustment as set forth in the Warrant Agreement.

          Warrants may be exercised by (i) surrendering at the Warrant Exercise Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

          If all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., Chicago time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the preceding paragraph are received after 11:00 a.m., Chicago time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on February 28, 2010, if all of the items referred to in the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., Chicago time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

          As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the holder of this Warrant Certificate, a certificate or certificates evidencing the Share or Shares to which such holder is entitled, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any Persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

          The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

          Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          The term “Business Day” shall mean any day on which (i) banks in New York City or Chicago, Illinois, (ii) the principal U.S. securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

          The Warrants and the Shares are entitled to certain registration rights that provide certain holders of securities of the Company with the right, subject to the conditions and limitations contained in the operative agreements, to include such securities in certain registration statements filed by the Company for its account or for the account of any of its securityholders.

(FORM OF ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants on the Exercise Date)

          The undersigned hereby irrevocably elects to exercise [  ] of the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Shares as follows:

          $[    ] in cash or by certified or official bank check; or by surrender of Warrants pursuant to a Cashless Exercise (as defined in the Warrant Agreement) for [    ] shares of Common Stock at the current Cashless Exercise Ratio.

          The undersigned requests that a certificate representing such Shares be registered in the name of                   whose address is                                       and that such shares be delivered to                    whose address is                    . Any cash payments to be paid in lieu of a fractional Share should be made to whose address is                                       and the check representing payment thereof should be delivered to                                       whose address is                                      .

Dated
,

Name of holder of
Warrant Certificate:

(Please Print)

Tax Identification or
Social Security Number:

Address:

Signature:

	Note:	The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated	,

Signature:

		Note:	The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.
Signature Guaranteed:

[FORM OF ASSIGNMENT]

      For value received                                       hereby sells, assigns and transfers unto                                      the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                        attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated	,

Signature:

		Note:	The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.
Signature Guaranteed: